Libbey Inc.

Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kenneth Boerger	Lisa Fell
Vice President and Treasurer	Director of Corporate Communications
(419) 325-2279	(419) 325-2001
ken.boerger@libbey.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 4, 2014

LIBBEY INC. ANNOUNCES RECORD THIRD QUARTER NET SALES AND CONTINUED STRONG REVENUE AND PROFITABILITY GROWTH

Third quarter sales increased 5.7 percent, compared to the third quarter of 2013, and were the highest third quarter sales in Company history; Company expects similar top-line growth for the fourth quarter

TOLEDO, OHIO, NOVEMBER 4, 2014--Libbey Inc. (NYSE MKT: LBY) today reported results for the third quarter-ended September 30, 2014.

Third Quarter Financial Highlights

•	Sales for the third quarter were $216.0 million, compared to $204.4 million for the third quarter of 2013, an increase of 5.7 percent (5.8 percent excluding currency fluctuation).

•
Net income for the third quarter was $13.8 million, compared to $4.7 million in the prior-year third quarter. Adjusted net income (see Table 1) for the third quarter of $13.8 million was nearly double the $7.4 million adjusted net income recorded in the third quarter of 2013.

•
Income from operations for the third quarter was $20.7 million, compared to $14.0 million for the third quarter of 2013. Adjusted income from operations (see Table 1) for the third quarter of $20.7 million was an improvement of 18.0 percent, compared to $17.6 million in the third quarter of 2013.

•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (see Table 3) for the quarter was $31.7 million, compared to $28.7 million in the prior-year quarter.

•	Interest expense of $4.8 million was $2.9 million lower, compared to $7.7 million in the prior-year quarter.

"Sales growth was strong throughout the Company, as revenue increased in every segment and every channel of distribution. Revenues continued to be strong in the Americas where we achieved 5.6 percent revenue growth. For

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Libbey Inc.

the second consecutive quarter, we were able to defend and grow our market share in an extremely competitive market. While our adjusted EBITDA margins were significantly impacted by reduced production activity related to an earlier-than-planned rebuild of a furnace, higher input costs and competitive market actions, we are pleased with our overall Company sales growth of 5.7 percent during the quarter. We look forward to continuing our strong sales performance in the remainder of the year, as we leverage the investments we have made in new products, sales and marketing capabilities. For the fourth quarter, we expect to deliver sales growth and adjusted EBITDA margins similar to the third quarter of 2014," said Stephanie A. Streeter, chief executive officer of Libbey Inc.

Third Quarter Segment Sales and Operational Review

•
Sales in the Americas segment were $149.4 million, compared to $141.4 million in the third quarter of 2013, an increase of 5.6 percent (5.9 percent excluding currency impact). This was comprised of 7.3 percent higher sales in our foodservice channel, an increase of 4.5 percent in retail and a 5.7 percent increase in the business-to-business channel.

•	Sales in the EMEA segment increased 6.2 percent (6.0 percent excluding currency impact) to $37.7 million, compared to $35.5 million in the third quarter of 2013.

•
Sales in U.S. Sourcing were $20.6 million in the third quarter of 2014, compared to $19.9 million in the prior-year quarter, as sales of World Tableware and Syracuse China flatware and dinnerware increased 3.6 percent.

•
Sales in Other were $8.3 million, compared to $7.6 million in the prior-year quarter, resulting from a 9.1 percent increase in sales (also 9.1 percent excluding currency impact) in the Asia Pacific region.

•
Adjusted EBITDA of $31.7 million (see Table 3) was $3.0 million higher than the $28.7 million reported in the prior-year quarter. The primary factors contributing to the improvement in adjusted EBITDA from the prior-year quarter include higher sales and the realization of savings of approximately $4.6 million from the recently completed North American capacity realignment, partially offset by the nearly $3.0 million impact of lower production activity related to an earlier-than-planned furnace repair, higher input costs for natural gas, packaging and electricity of $1.2 million, nearly $2.0 million in increased freight costs, as well as increased selling and marketing expenses.

•
Interest expense was $4.8 million, a decrease of $2.9 million, compared to $7.7 million in the year-ago period, primarily driven by lower interest rates, as a result of the refinancing completed during the second quarter of 2014.

•
Our effective tax rate was 20.4 percent for the quarter-ended September 30, 2014, compared to 15.0 percent for the quarter-ended September 30, 2013. The effective rate in both years was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, intra-period tax allocation and other activity in jurisdictions with recorded valuation allowances.

Nine-Month Financial Highlights

•	Sales for the first nine months of 2014 were $621.1 million, compared to $597.8 million for the first nine months of 2013, an increase of 3.9 percent (or 3.8 percent excluding currency fluctuation).

•	Income from operations for the first nine months of 2014 was $53.7 million, compared to $53.4 million during the first nine months of 2013.

•	Adjusted EBITDA (see Table 3) was $92.8 million for the first nine months of 2014, compared to $96.8 million for the first nine months of 2013.

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Libbey Inc.

Nine-Month Segment Sales and Operational Review

•
Sales in the Americas segment were $425.7 million, compared to $406.7 million in the first nine months of 2013, an increase of 4.7 percent (5.4 percent excluding currency fluctuation) driven by increases in all channels of distribution.

•	Sales in the EMEA segment increased 3.4 percent (0.6 percent excluding currency impact) to $111.4 million, compared to $107.7 million in the first nine months of 2013.

•	Sales in the U.S. Sourcing segment increased 2.0 percent to $59.7 million, compared to $58.5 million in the first nine months of 2013.

•
Sales in Other were $24.2 million, compared to $24.8 million in the prior-year period. This decrease was the result of a 2.2 percent decrease in sales (3.1 percent excluding currency impact) in the Asia Pacific region.

•	Interest expense was $18.0 million, a decrease of $6.3 million, compared to $24.3 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was (46.6) percent for the nine months ended September 30, 2014, compared to 25.0 percent for the nine months ended September 30, 2013. The effective tax rate was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, intra-period tax allocation and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•
Libbey reported that it had available capacity of $83.1 million under its ABL credit facility as of September 30, 2014, with $8.9 million in loans currently outstanding. The Company also had cash on hand of $24.1 million at September 30, 2014.

•
As of September 30, 2014, working capital, defined as inventories and accounts receivable less accounts payable, was $216.8 million, compared to $204.2 million at September 30, 2013. Working capital increased $12.6 million, compared to the prior year, as the result of higher inventories and increased accounts receivable which were only partially offset by higher accounts payable.

Sherry Buck, chief financial officer, added: "We would expect to generate a significant amount of free cash flow during the fourth quarter as a result of working capital reductions of at least $25 million and receipt of approximately $10 million in insurance proceeds related to a claim for a furnace malfunction in 2013. Additionally, we will continue to realize lower interest expense during the fourth quarter, similar to the $2.9 million reduction we saw in the third quarter."

Webcast Information

Libbey will hold a conference call for investors on Tuesday, November 4, 2014, at 11 a.m. Eastern Standard Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 14 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, we believe Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

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Libbey Inc.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2013, Libbey Inc.'s net sales totaled $818.8 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 12, 2014. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended September 30,
	2014	2013

Net sales	$215,957	$204,386
Freight billed to customers	931	924
Total revenues	216,888	205,310
Cost of sales (1)	166,573	165,405
Gross profit	50,315	39,905
Selling, general and administrative expenses (1)	29,573	25,519
Special charges (1)	—	390
Income from operations	20,742	13,996
Other income (expense)	1,340	(706)
Earnings before interest and income taxes	22,082	13,290
Interest expense	4,797	7,706
Income before income taxes	17,285	5,584
Provision for income taxes (1)	3,527	835
Net income	$13,758	$4,749

Net income per share:
Basic	$0.63	$0.22
Diluted	$0.62	$0.21

Weighted average shares:
Outstanding	21,800	21,493
Diluted	22,240	22,223

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Nine months ended September 30,
	2014	2013

Net sales	$621,074	$597,766
Freight billed to customers	2,638	2,447
Total revenues	623,712	600,213
Cost of sales (1)	480,791	460,614
Gross profit	142,921	139,599
Selling, general and administrative expenses (1)	89,177	81,551
Special charges (1)	—	4,619
Income from operations	53,744	53,429
Loss on redemption of debt (1)	(47,191)	(2,518)
Other income (expense)	1,340	(1,090)
Earnings before interest and income taxes	7,893	49,821
Interest expense	17,984	24,267
(Loss) income before income taxes	(10,091)	25,554
Provision for income taxes (1)	4,703	6,380
Net (loss) income	$(14,794)	$19,174

Net (loss) income per share:
Basic	$(0.68)	$0.90
Diluted	$(0.68)	$0.87

Weighted average shares:
Outstanding	21,667	21,300
Diluted	21,667	21,929

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS:
Cash and cash equivalents	$24,089	$42,208
Accounts receivable — net	106,459	94,549
Inventories — net	189,221	163,121
Other current assets	33,168	24,838
Total current assets	352,937	324,716

Pension asset	34,364	33,615
Goodwill and purchased intangibles — net	185,573	186,704
Property, plant and equipment — net	268,830	265,662
Other assets	16,234	19,293
Total assets	$857,938	$829,990

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$78,895	$79,620
Accrued liabilities	79,719	73,821
Pension liability (current portion)	3,100	3,161
Non-pension postretirement benefits (current portion)	4,758	4,758
Other current liabilities	—	1,374
Long-term debt due within one year	7,896	5,391
Total current liabilities	174,368	168,125

Long-term debt	446,653	406,512
Pension liability	37,861	40,033
Non-pension postretirement benefits	58,137	59,065
Other liabilities	23,526	25,446
Total liabilities	740,545	699,181

Common stock and capital in excess of par value	329,418	323,580
Retained deficit	(134,405)	(119,611)
Accumulated other comprehensive loss	(77,620)	(73,160)
Total shareholders’ equity	117,393	130,809
Total liabilities and shareholders’ equity	$857,938	$829,990

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended September 30,
	2014	2013

Operating activities:
Net income	$13,758	$4,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,569	11,773
Loss on asset sales and disposals	234	481
Change in accounts receivable	(1,926)	732
Change in inventories	(9,460)	3,722
Change in accounts payable	767	318
Accrued interest and amortization of discounts and finance fees	384	7,266
Pension & non-pension postretirement benefits	(349)	3,118
Restructuring	—	(797)
Accrued liabilities & prepaid expenses	4,105	3,533
Income taxes	1,498	(2,106)
Share-based compensation expense	1,109	990
Other operating activities	(616)	988
Net cash provided by operating activities	19,073	34,767

Investing activities:
Additions to property, plant and equipment	(16,693)	(10,381)
Proceeds from asset sales and other	3	73
Net cash used in investing activities	(16,690)	(10,308)

Financing activities:
Borrowings on ABL credit facility	33,400	12,400
Repayments on ABL credit facility	(31,500)	(22,200)
Other repayments	(5,201)	(4,397)
Other borrowings	3,250	6,094
Repayments on Term Loan B	(1,100)	—
Stock options exercised	759	2,059
Debt issuance costs and other	(91)	—
Net cash used in financing activities	(483)	(6,044)

Effect of exchange rate fluctuations on cash	(1,020)	507
Increase in cash	880	18,922

Cash & cash equivalents at beginning of period	23,209	10,544
Cash & cash equivalents at end of period	$24,089	$29,466

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine months ended September 30,
	2014	2013

Operating activities:
Net (loss) income	$(14,794)	$19,174
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,837	34,170
Loss on asset sales and disposals	247	514
Change in accounts receivable	(18,325)	(10,147)
Change in inventories	(28,823)	(14,770)
Change in accounts payable	2,119	(5,999)
Accrued interest and amortization of discounts and finance fees	1,729	7,876
Call premium on senior notes	37,348	1,350
Write-off of finance fees on senior notes	9,086	1,168
Pension & non-pension postretirement benefits	2,420	8,322
Restructuring	(289)	2,858
Accrued liabilities & prepaid expenses	(3,617)	(13,052)
Income taxes	(2,425)	(6,285)
Share-based compensation expense	3,746	3,299
Other operating activities	(2,202)	2,994
Net cash provided by operating activities	17,057	31,472

Investing activities:
Additions to property, plant and equipment	(38,528)	(30,152)
Proceeds from furnace malfunction insurance recovery	4,346	—
Proceeds from asset sales and other	7	81
Net cash used in investing activities	(34,175)	(30,071)

Financing activities:
Borrowings on ABL credit facility	54,700	42,800
Repayments on ABL credit facility	(45,800)	(42,800)
Other repayments	(5,316)	(4,511)
Other borrowings	5,214	6,094
Payments on 6.875% senior notes	(405,000)	(45,000)
Proceeds from Term Loan B	438,900	—
Repayments on Term Loan B	(1,100)	—
Call premium on senior notes	(37,348)	(1,350)
Stock options exercised	2,881	5,107
Debt issuance costs and other	(6,959)	—
Net cash provided by (used in) financing activities	172	(39,660)

Effect of exchange rate fluctuations on cash	(1,173)	517
Decrease in cash	(18,119)	(37,742)

Cash & cash equivalents at beginning of period	42,208	67,208
Cash & cash equivalents at end of period	$24,089	$29,466

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4, 5 and 6 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended September 30,
	2014			2013
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$215,957	$—	$215,957	$204,386	$—	$204,386
Freight billed to customers	931	—	931	924	—	924
Total revenues	216,888	—	216,888	205,310	—	205,310
Cost of sales	166,573	—	166,573	165,405	2,749	162,656
Gross profit	50,315	—	50,315	39,905	(2,749)	42,654
Selling, general and administrative expenses	29,573	—	29,573	25,519	448	25,071
Special charges	—	—	—	390	390	—
Income from operations	20,742	—	20,742	13,996	(3,587)	17,583
Other income (expense)	1,340	—	1,340	(706)	—	(706)
Earnings before interest and income taxes	22,082	—	22,082	13,290	(3,587)	16,877
Interest expense	4,797	—	4,797	7,706	—	7,706
Income before income taxes	17,285	—	17,285	5,584	(3,587)	9,171
Provision for income taxes	3,527	—	3,527	835	(976)	1,811
Net income	$13,758	$—	$13,758	$4,749	$(2,611)	$7,360

Net income per share:
Basic	$0.63	$—	$0.63	$0.22	$(0.12)	$0.34
Diluted	$0.62	$—	$0.62	$0.21	$(0.12)	$0.33

Weighted average shares:
Outstanding	21,800			21,493
Diluted	22,240			22,223

	Three months ended September 30, 2013
Special Items Detail - (Income) Expense:	Restructuring Charges (1)	Furnace Malfunction (2)	Pension Settlement	Other	Total Special Items
Cost of sales	$—	$2,437	$312	$—	$2,749
SG&A	—	—	448	—	448
Special charges	390	—	—	—	390
Income taxes	(292)	(300)	(208)	(176)	(976)
Total Special Items	$98	$2,137	$552	$(176)	$2,611

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.
(2) Furnace malfunction relates to loss of production and disposal of fixed assets at our Toledo, Ohio, manufacturing facility.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Nine Months
(dollars in thousands, except per-share amounts)
(unaudited)
	Nine months ended September 30,
	2014			2013
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$621,074	$—	$621,074	$597,766	$—	$597,766
Freight billed to customers	2,638	—	2,638	2,447	—	2,447
Total revenues	623,712	—	623,712	600,213	—	600,213
Cost of sales	480,791	6,867	473,924	460,614	4,448	456,166
Gross profit	142,921	(6,867)	149,788	139,599	(4,448)	144,047
Selling, general and administrative expenses	89,177	—	89,177	81,551	2,944	78,607
Special charges	—	—	—	4,619	4,619	—
Income from operations	53,744	(6,867)	60,611	53,429	(12,011)	65,440
Loss on redemption of debt	(47,191)	(47,191)	—	(2,518)	(2,518)	—
Other income (expense)	1,340	—	1,340	(1,090)	—	(1,090)
Earnings before interest and income taxes	7,893	(54,058)	61,951	49,821	(14,529)	64,350
Interest expense	17,984	—	17,984	24,267	—	24,267
(Loss) income before income taxes	(10,091)	(54,058)	43,967	25,554	(14,529)	40,083
Provision for income taxes	4,703	(341)	5,044	6,380	(1,871)	8,251
Net (loss) income	$(14,794)	$(53,717)	$38,923	$19,174	$(12,658)	$31,832

Net (loss) income per share:
Basic	$(0.68)	$(2.48)	$1.80	$0.90	$(0.59)	$1.49
Diluted	$(0.68)	$(2.48)	$1.76	$0.87	$(0.58)	$1.45

Weighted average shares:
Outstanding	21,667		21,667	21,300
Diluted	21,667		22,126	21,929

	Nine months ended September 30, 2014				Nine months ended September 30, 2013
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Debt Cost(2)	Furnace Malfunction(3)	Total Special Items	Restructuring Charge(1)	Furnace Malfunction(3)	Abandoned Property	Pension Settlement	Debt Costs(2)	Total Special Items
Cost of sales	$985	$—	$5,882	$6,867	$1,699	$2,437	$—	$312	$—	$4,448
SG&A	—		—	—	—	—	1,781	1,163	—	2,944
Special charges	—	—	—	—	4,619	—	—	—	—	4,619
Loss on redemption of debt	—	47,191	—	47,191	—	—	—	—	2,518	2,518
Income taxes	(296)	—	(45)	(341)	(777)	(300)	(219)	(266)	(309)	(1,871)
Total Special Items	$689	$47,191	$5,837	$53,717	$5,541	$2,137	$1,562	$1,209	$2,209	$12,658

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, facility.
(2) Debt costs for the nine months ended September 2014 include the write-off of unamortized finance fees and call premium payments on the $405.0 million senior notes redeemed in April and May 2014, and the write-off of the debt carrying value adjustment related to the termination of the $45.0 million interest rate swap. Debt costs for the nine months ended September 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013.
(3) Furnace malfunction relates to loss of production and disposal of fixed assets at our Toledo, Ohio, manufacturing facility.

Table 3
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reported net income (loss)	$13,758	$4,749	$(14,794)	$19,174
Add:
Interest expense	4,797	7,706	17,984	24,267
Provision for income taxes	3,527	835	4,703	6,380
Depreciation and amortization	9,569	11,773	30,837	34,170
EBITDA	31,651	25,063	38,730	83,991
Add: Special items before interest and taxes	—	3,587	54,058	14,529
Less: Depreciation expense included in special items and also in depreciation and amortization above	—	—	—	(1,699)
Adjusted EBITDA	$31,651	$28,650	$92,788	$96,821

Table 4
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$19,073	$34,767	$17,057	$31,472
Capital expenditures	(16,693)	(10,381)	(38,528)	(30,152)
Proceeds from furnace malfunction insurance recovery	—	—	4,346	—
Proceeds from asset sales and other	3	73	7	81
Free Cash Flow	$2,383	$24,459	$(17,118)	$1,401

Table 5
Reconciliation to Working Capital
(dollars in thousands)
(unaudited)
	September 30, 2014	September 30, 2013	December 31, 2013
Add:
Accounts receivable	$106,459	$91,611	$94,549
Inventories	189,221	173,394	163,121
Less: Accounts payable	78,895	60,767	79,620
Less: Receivable on furnace malfunction insurance claim	—	—	5,000
Working Capital	$216,785	$204,238	$173,050

Table 6
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended September 30,		Nine months ended September 30,
Net Sales:	2014	2013	2014	2013

Americas (1)	$149,366	$141,390	$425,741	$406,740
EMEA (2)	37,684	35,491	111,413	107,714
U.S. Sourcing (3)	20,574	19,868	59,704	58,548
Other (4)	8,333	7,637	24,216	24,764
Consolidated	$215,957	$204,386	$621,074	$597,766

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
Americas (1)	$25,489	$21,224	$73,464	$73,149
EMEA (2)	909	(135)	3,072	(806)
U.S. Sourcing (3)	2,206	2,067	5,375	7,186
Other (4)	721	(1,831)	2,035	1,283
Segment EBIT	$29,325	$21,325	$83,946	$80,812

Reconciliation of Segment EBIT to Net Income (Loss):
Segment EBIT	$29,325	$21,325	$83,946	$80,812
Retained corporate costs (6)	(7,243)	(4,448)	(21,995)	(16,462)
Consolidated Adjusted EBIT	22,082	16,877	61,951	64,350
Loss on redemption of debt	—	—	(47,191)	(2,518)
Pension settlement	—	(760)	—	(1,475)
Furnace malfunction	—	(2,437)	(5,882)	(2,437)
Restructuring charges	—	(390)	(985)	(6,318)
Abandoned property	—	—	—	(1,781)
Special items before interest and taxes	—	(3,587)	(54,058)	(14,529)
Interest expense	(4,797)	(7,706)	(17,984)	(24,267)
Income taxes	(3,527)	(835)	(4,703)	(6,380)
Net income (loss)	$13,758	$4,749	$(14,794)	$19,174

Depreciation & Amortization:
Americas (1)	$5,153	$5,975	$16,963	$19,824
EMEA (2)	2,624	2,930	7,988	7,923
U.S. Sourcing (3)	6	9	20	27
Other (4)	1,444	2,578	4,716	5,350
Corporate	342	281	1,150	1,046
Consolidated	$9,569	$11,773	$30,837	$34,170
(1) Americas—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Europe, the Middle East and Africa.
(3) U.S. Sourcing—includes U.S. sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance.
(6) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.